HERITAGE AUCTIONS

L1441

REF #: 6244-1441 Invoice #: 11453418 OLR

Date: 11/12/2021

2021 November 12 - 13 Space Exploration Signature® Auction (6244)

Client #: 4284289-22-51

4847446210 (W)
fitz+ha@rallyrd.com

Bidder #: 1441, 7356

Terms: Due Nov 26, 2021

Fitz Tepper
RSE Archive LLC
250 Lafayette
Fl 2
New York, NY 10012-

Ship To: RSE Archive LLC
71 Southgate Blvd
New Castle, DE 19720-

Direct Customer Service
Toll-Free: 1-866-835-3243

Lots: 1 Items: 1

Invoice Summary

	Hammer Price	Buyer Premium	Total
Sale Sub Total	$42,000.00	$10,500.00	$52,500.00
*Service and Handling			$134.73
Invoice Total			$52,634.73
		Total Due	$52,634.73

Make all checks payable to Heritage Auctions and mail to: Attn: Accounts Receivable
PO Box 619999, Dallas, TX 75261-6199
Please include the underlined information with your payment.
If you pay by check, your check may be converted to an electronic funds transfer from your account.

Please detach and return with your payment

HERITAGE AUCTIONS

Client #: 4284289

Fitz Tepper
RSE Archive LLC
250 Lafayette
Fl 2
New York, NY 10012-

Remittance Slip:

REF #:	6244-1441
Invoice #:	11453418
Amount Due:	$52,634.73
Due Date:	Nov 26, 2021
Payment Amount:	

Thank you for your participation.

Run on Sunday, Nov 14 2021 12:59 AM (?SC)

Customer: 4284289-22-51
Fitz Tepper

REF #: **6244-1441**

Invoice #: **A11453418**
Bidder#: 1441, 7356

Lot #	Qty	Lot Description	Hammer Price	Buyer Premium	Total
50383	1	Apollo 14 Lunar Module Flown Exceedingly Rare	42,000.00	10,500.00	52,500.00
PROV.		Provenance Included	0.00	0.00	0.00
BOX		Box Included	0.00	0.00	0.00
		SubTotal	$42,000	$10,500.00	$52,500.00
		Session 1 Subtotal		42,000.00	
		Buyer's Premium		10,500.00	
		Subtotal		$52,500.00	$52,500.00

Sale Subtotal	42,000.00	
Buyer's Premium	10,500.00	
*Service and Handling	134.73	
Invoice Total	**$52,634.73**	**$52,634.73**
Total Due		**$52,634.73**

*This is our charge for Shipping, Handling and Risk Of Loss. Certain packages, especially international, may cost more to ship. You will be contacted if there are additional costs.

Payments by credit card (Visa, Mastercard, Discover) are subject to a 2.5% surcharge. This fee only applies to credit transactions and does not exceed Heritage's cost of processing.

Your item(s) will be shipped (or released for third party shipping) after verification of good funds. There will be a 5 business day wait for checks Please allow 7-14 days for shipping.

NEW For faster shipping send a bank wire: Wells Fargo Bank, 420 Montgomery Street, San Francisco, CA 94104-1207
ABA #: 121000248 Account Name: Heritage Auctioneers & Galleries, Inc., Account #: 4615041878 / SWIFT Code: WFBIUS6S
Include with wire: Originator to Beneficiary Information: C#4284289, REF #6244-1441, Invoice #11453418
Please e-mail your wire confirmation to Credit@HA.com to ensure prompt application to your invoice.
Bank information is only presented for wire transfer and ACH payments.
Make checks payable to Heritage Auctions and mail to: PO Box 619999, Dallas TX 75261-6199.

I have read and agree to the Auction Terms and Conditions as they appear in the catalog.

Merchandise Received: X________________________________
Notice: Title to the lots described above shall not pass to purchaser until the Invoice amount is paid in full.
To ensure proper credit, please write your invoice number and account number on your check.

Thank you for your participation.
Run on Sunday, Nov 14 2021 12:59 AM (?SC)

Heritage Auctions

2021 November 12 - 13 Space Exploration Signature® Auction (6244)

L1441

Customer: 4284289-22-51
Fitz Tepper

REF #: **6244-1441**

Invoice #: **A11453418**
Bidder#: 1441, 7356

If this invoice is not paid in full when due, the unpaid balance may bear interest at the highest rate permitted by law from the date of invoice until paid. The Account Statement summarizes total due from all open auctions.

Open Invoices as of 11/14/2021		Past Due				
Days Old:	Current	1-14 days	15-30 days	31-60 days	61+ days	Total
Aged Amts:	$0.00	$385,915.63	$0.00	$0.00	$0.00	$385,915.63

You can view your full statement online at HA.com.